UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2015

SVB Financial Group
(Exact name of registrant as specified in its charter)

Delaware	000-15637	91-1962278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3003 Tasman Drive, Santa Clara, CA 95054-1191
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 654-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.142-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

(e)    Effective as of January 7, 2015, the Compensation Committee of the Board of Directors (the “Committee”) of SVB Financial Group (the “Company”) approved the following amendments to, as applicable: (i) the Company’s 2006 Equity Incentive Plan (the “Equity Plan”), (ii) certain forms of award agreements under the Plan, and (iii) the Company’s Incentive Compensation Plan (“ICP”):

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Acceleration of Vesting Upon Death or Disability (under Equity Plan agreements) - If an Equity Plan participant’s status as an employee, director or consultant terminates as a result of his or her death or disability, the remaining unvested portion of the equity award shall:

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Fully vest upon the date of such termination, with respect to any incentive stock options, non-qualified stock options, U.K. - approved stock options, restricted stock unit awards subject to time-based vesting, restricted stock awards and stock appreciation rights awards.

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Vest on a pro-rata basis upon the date of such termination, with respect to any restricted stock units subject to performance-based vesting. Such pro-rata amount shall be based on the level of achievement of the applicable performance conditions as of (i) the date of such termination (for individual performance conditions), or (ii) the end of the applicable performance period (for Company performance conditions), both to be determined by the Company in its sole discretion, and the number of days that have elapsed in the applicable performance period as of the termination date.

This amendment shall apply to all such outstanding awards on a retrospective basis, as well as to any new grants made under the applicable amended form of award agreement on a prospective basis.

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Dividend Equivalent Rights (under certain Equity Plan agreements) - If and to the extent the Company declares a cash dividend, stock dividend or distribution, or other capital adjustment with respect to its common stock, an Equity Plan participant shall receive credits or other appropriate adjustments equal to the amount of such dividend, distribution or other settlement he or she would be entitled to by reason of the shares issuable upon settlement of any restricted stock units that are subject to either time-based or performance-based vesting. Such credits or other adjustments shall be subject to the same vesting conditions as the applicable restricted stock units. This amendment shall apply to all outstanding restricted stock unit awards on a retrospective basis, as well as to any new grants made under the applicable amended form of restricted stock unit award agreement.

The Company currently has no plans to declare any dividends or distributions, or make any capital adjustments, with respect to its common stock.

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Applicability of Clawback Policy (under Equity Plan, Equity Plan agreements and ICP) - Any newly-granted incentive stock options, non-qualified stock options, U.K. - approved stock options, restricted stock unit awards subject to either time-based vesting or performance-based vesting, restricted stock awards and stock appreciation rights awards shall be subject to the terms and conditions of any clawback policy adopted by the Company that may be in effect from time to time. This amendment shall apply to all grants made under the amended Equity Plan and applicable amended form of award agreement.

The Company does not currently have a clawback policy, but expects to adopt such a policy pursuant to the requirements promulgated under the Dodd Frank Wall Street Reform and Consumer Protection Act.

The summary above is qualified in its entirety by reference to the amended Equity Plan, forms of award agreement and the Incentive Compensation Plan, each of which is attached hereto as Exhibits 10.1 to 10.9 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description
10.1	2006 Equity Incentive Plan, as amended
10.2	Form of Incentive Stock Option Agreement under 2006 Equity Incentive Plan
10.3	Form of Nonqualified Stock Option Agreement under 2006 Equity Incentive Plan
10.4	Form of Restricted Stock Unit Agreement under 2006 Equity Incentive Plan (Subject to Time-Based Vesting)
10.5	Form of Restricted Stock Unit Agreement under 2006 Equity Incentive Plan (Subject to Performance-Based Vesting)
10.6	Form of Restricted Stock Award Agreement under 2006 Equity Incentive Plan
10.7	Form of Stock Appreciation Rights Agreement under 2006 Equity Incentive Plan
10.8	Form of U.K.-Approved Stock Option Agreement
10.9	Incentive Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 9, 2015	SVB FINANCIAL GROUP

	By:	/s/ MICHAEL DESCHENEAUX
	Name:	Michael Descheneaux
	Title:	Chief Financial Officer